UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KKR REAL ESTATE FINANCE TRUST INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Additional Information Regarding KKR Real Estate Finance Trust Inc.’s Annual Meeting of Stockholders to be Held on Monday, April 27, 2020

KKR Real Estate Finance Trust Inc. (the “Company”) issued the following press release on April 13, 2020, which relates to its proxy statement (the “Proxy Statement”) filed March 18, 2020, and furnished to its stockholders in connection with the solicitation of proxies for use at the 2020 Annual Meeting of Stockholders to be held on Monday, April 27, 2020.

This Supplement should be read in conjunction with the Proxy Statement.

KKR Real Estate Finance Trust Inc. Moves 2020 Annual Meeting of Stockholders to Virtual-Only Format

NEW YORK — KKR Real Estate Finance Trust Inc. (the “Company” or “KREF”) (NYSE: KREF) announced today that the place of the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) has been changed. As previously announced, the Annual Meeting will be held on Monday, April 27, 2020 at 8:30 a.m., Eastern Time. In light of public health concerns regarding the COVID-19 outbreak, the Annual Meeting will be held in a virtual meeting format only. Stockholders will not be able to physically attend the Annual Meeting, and no directors or members of management will be physically in attendance.  Details for the meeting are as follows:

Virtual meeting date: Monday, April 27, 2020
Virtual meeting time: 8:30 a.m., Eastern Time
Virtual meeting link: www.virtualshareholdermeeting.com/KREF2020

Stockholders of record at the close of business on March 4, 2020 are invited to authorize a proxy to vote their shares in advance of the Annual Meeting at proxyvote.com using the instructions provided with their proxy materials that were issued beginning March 18. Even if stockholders plan to participate in the Annual Meeting, we recommend that stockholders authorize a proxy to vote their shares in advance so that their vote will be counted if they later decide not to, or are otherwise unable to participate in the meeting.  Stockholders will have the opportunity to submit questions and vote during the virtual meeting in accordance with the meeting’s rules of conduct using the directions on the meeting website that day. All stockholders will need their control number to vote or ask questions during the Annual Meeting; that number can be found on the proxy cards, voting instruction forms or other notices they received previously.

The virtual meeting website will provide technical assistance to stockholders experiencing issues accessing the meeting. The technical support contact information will appear on the meeting website prior to the start of the Annual Meeting.

About KKR Real Estate Finance Trust Inc.

KKR Real Estate Finance Trust Inc. (NYSE: KREF) is a real estate finance company that focuses primarily on originating and acquiring senior loans secured by commercial real estate properties. KREF is externally managed and advised by an affiliate of KKR & Co. Inc. For additional information about KREF, please visit its website at www.kkrreit.com.

MEDIA CONTACT:
Kristi Huller
(212) 750-8300
media@kkr.com

INVESTOR RELATIONS CONTACT:
Michael Shapiro
(646) 901-5920
michael.shapiro@kkr.com